                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT dated as of September __, 1999 (the "Guaranty") is
                                                                  --------
given by FRIEDMAN'S INC., a Delaware corporation, and the subsidiaries and affiliates identified on the signature pages hereto and as may hereafter join as a Guarantor hereunder (collectively, the "Guarantors"), in favor of BANK OF
                                          ----------
AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative
                                                               --------------
Agent") for the Lenders under the Crescent Credit Agreement referenced below.
-----

                              W I T N E S S E T H

     WHEREAS, a $112.5 million revolving credit facility, as increased or decreased from time to time, has been established in favor of Crescent Jewelers, a California corporation (the "Borrower") pursuant to the terms of that Credit
                               --------
Agreement dated as of the date hereof (as amended, modified, extended renewed or replaced, the "Crescent Credit Agreement"; capitalized terms used herein but not
               -------------------------
otherwise defined herein shall have the meanings provided in the Crescent Credit Agreement) among the Borrower, the subsidiaries and affiliates identified therein, as guarantors (the "Crescent Guarantors"), the lenders identified
                             -------------------
therein (the "Lenders"), Bank of America, N.A., as administrative agent and
              -------
General Electric Capital Corporation, as documentation agent;

     WHEREAS, this Guaranty is a condition precedent to the obligations of the Lenders to make loans and extensions of credit to the Borrower under the Crescent Credit Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors hereby agree as follows:

     1.  The Guaranty.  Each of the Guarantors hereby jointly and severally
         ------------
guarantees to each Lender, each affiliate of a Lender that enters into a Hedging Agreement with the Borrower and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations then due are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any further demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     This is a guaranty of payment and not of collection.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, in the event of a bankruptcy or other similar insolvency proceeding of a Guarantor, the obligations of each such Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its Guaranteed Obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

As used herein,

     "Guaranteed Obligations" means, collectively:
      ----------------------

         (i) all unpaid principal of and interest on (including, interest accruing after the occurrence of a Bankruptcy Event, regardless of whether such interest is an allowed claim under the Bankruptcy Code) the loans and obligations of the Borrower under the Crescent Credit Agreement, the prompt payment and performance of the guaranty obligations of the Crescent Guarantors under the Crescent Credit Agreement, and the other obligations (including indemnities, payment of fees, recovery of expenses and costs of enforcement and collection) owing under the other Credit Documents relating to the Crescent Credit Agreement, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several; and

         (ii) all obligations and liabilities owing under Hedging Agreements with Lenders or affiliates of Lenders under the Crescent Credit Agreement to the extent the permitted under the Crescent Credit Agreement.

     2. Guaranteed Obligations Unconditional.  The obligations of the
        ------------------------------------
Guarantors under Section 1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreements between a Lender or an affiliate of a Lender and the Borrower, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

         (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between a Lender or any affiliate of a Lender and the Borrower, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

         (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

         (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment (except as expressly provided
Section 1), protest, notice of acceptance of this Guaranty and of extensions of credit which may constitute Guaranteed Obligations, notice of amendments, waivers or supplements to the Credit Documents or the compromise, release or exchange of collateral or security and all other notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreements between a Lender or any affiliate of a Lender and the Borrower, or any other agreement or instrument referred to in the Credit Documents, or such Hedging Agreements or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     3.  Reinstatement.  Neither the Guarantors' obligations hereunder nor any
         -------------
remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.  Certain Additional Waivers. The Guarantor agrees that this Guaranty may
         --------------------------
be enforced by the Administrative Agent and the Lenders without the necessity of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Borrower under the Crescent Credit Agreement or any collateral securing the Guaranteed Obligations or otherwise, and each Guarantor agrees not to assert any right to require the Administrative Agent and the Lenders to proceed against the Borrower or any other Person (including any co-guarantor) or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall not exercise its right of subrogation, reimbursement or indemnity, nor shall it exercise right of recourse to security, if any, for the Guaranteed Obligations so long as any amounts payable to the Administrative Agent or the Lenders in respect of the Guaranteed Obligations shall remain outstanding and until all of the Commitments shall have expired or been terminated. Each Guarantor further acknowledges and agrees that, subject to Section 28 hereof, nothing contained in this Guaranty shall prevent the Administrative Agent or the Lenders from suing the Borrower in respect of its obligations under the Crescent Credit Agreement and the other Credit Documents or foreclosing on any security interest or lien on any collateral securing the Guaranteed Obligations or from exercising any other rights available to the Administrative Agent and the Lenders under the Credit Documents if neither the Borrower nor the Guarantors timely perform their obligations, and the exercise of any of such rights and completion of any such foreclosure proceedings shall not constitute a discharge of any of the Guarantors' obligations hereunder unless as a result thereof the Guaranteed Obligations shall have been paid in full and all of the Commitments shall have terminated or expired, it being the purpose and intent that the Guarantors' obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

     5.  Remedies.  Each Guarantor agrees that, to the fullest extent permitted
         --------
by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable for purposes of Section 1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     6.  Attorneys' Fees and Costs of Collection.  If at any time or times
         ---------------------------------------
hereafter the Administrative Agent or the Lenders employ counsel to pursue collection, to intervene, to sue for enforcement of the terms hereof or of the Crescent Credit Agreement or any other of the Credit Documents, or to file a petition, complaint, answer, motion or other pleading in any suit or proceeding relating to this Guaranty, the Crescent Credit Agreement or any other of the Credit Documents, then in such event, all of the reasonable attorneys' fees actually incurred relating thereto shall be an additional liability of the Guarantors to the Administrative Agent and the Lenders hereunder, payable on demand.

     7.  Right of Set-Off. After the occurrence of an Event of Default under the
         ----------------
Crescent Credit Agreement, any Lender may set-off any matured obligation owed by any Guarantor under this Guaranty (to the extent beneficially owned or held by such Lender) against any obligation (whether or not matured) owed by such Lender to such Guarantor, regardless of the place of payment. If any obligation is unliquidated or unascertained, such Lender may set-off in any amount estimated by it in good faith to be the amount of that obligation. Any such payments received by any Lender shall be shared in the manner described in Section 3.14 of the Crescent Credit Agreement.

     8. Term of Guarantee. This Guaranty shall continue in full force and effect
        -----------------
until the Guaranteed Obligations are fully and indefeasibly paid, performed and discharged and all Commitments have expired or been terminated. This Guaranty covers the Guaranteed Obligations whether presently outstanding or arising subsequent to the date hereof including all amounts advanced by the Administrative Agent or any Lender in stages or installments.

     9.  Further Representations and Warranties.  Each Guarantor agrees that the
         --------------------------------------
Administrative Agent and the Lenders will have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower which might come to the knowledge of the Administrative Agent or any Lender at any time, whether or not the Administrative Agent or any Lender knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor or might (or does) materially increase the risk of such Guarantor as guarantor or might (or would) affect the willingness of the Guarantor to continue as guarantor with respect to the Guaranteed Obligations.

     10. Additional Liability of Guarantors.  If any Guarantor is or becomes
         ----------------------------------
liable for any indebtedness owing by the Borrower to the Administrative Agent or any Lender by endorsement or otherwise other than under this Guaranty, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed and such Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

     11. Cumulative Rights.  All rights of the Administrative Agent and the
         -----------------
Lenders hereunder or otherwise arising under any documents executed in connection with or as security for the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Administrative Agent or any Lender and without affecting or impairing the liability of any of the Guarantors.

     12. Usury.  Notwithstanding any other provisions herein contained, no
         -----
provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to any applicable law.
In the event any such interest is collected, it shall be applied in reduction of such Guarantor's obligations hereunder, and the remainder of such excess collected shall be returned to the Guarantor once such obligations have been fully satisfied.

     13. The Administrative Agent. In acting under or by virtue of this
         ------------------------
Guaranty, the Administrative Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Crescent Credit Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

     14. Successors and Assigns.  This Guaranty shall be binding on and
         ----------------------
enforceable against each Guarantor and its successors and assigns; provided
                                                                   --------
that, none of the Guarantors may assign or transfer any of its obligations hereunder without prior written consent of the requisite Lenders as provided in the Crescent Credit Agreement. This Guaranty is intended for and shall inure to the benefit of the Administrative Agent and each Lender and each and every person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Administrative Agent" or "Lender" shall include and refer to each and every successor or assignee of the Administrative Agent or any Lender at any time holding or owning any part of or interest in any part of the Guaranteed Obligations. This Guaranty shall be transferable and negotiable with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Administrative Agent or any Lender of any of the Guaranteed Obligations the legal holder or owner of the Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by the Administrative Agent or any Lender) shall (except as otherwise stipulated by the Administrative Agent or any such Lender in its assignment) have and may exercise all of the rights granted to the Administrative Agent or such Lender under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. Each Guarantor expressly waives notice of transfer or assignment of the Guaranteed Obligations, or any part thereof, or of the rights of the Administrative Agent or any Lender hereunder. Failure to give notice will not affect the liabilities of the Guarantors hereunder.

     15.  Application of Payments.  Each of the Administrative Agent and the
          -----------------------
Lenders may apply any payments received by it from any source against that portion of the Guaranteed Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

     16.  Modifications.  Subject to the terms of the Crescent Credit Agreement,
          -------------
this Guaranty and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by each of the Guarantors affected thereby and the Administrative Agent.

     17.  Notices. Except as otherwise expressly provided herein, all notices
          -------
and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:

     if to any Guarantors:

       c/o Friedman's, Inc.
       4 West State Street
       Savannah, Georgia  31401
       Attn:  Victor Sughia
       Telephone:  (912) 231-6606
       Telecopy:  (912) 234-1031


     with a copy to:

       Alston & Bird LLP
       1201 West Peachtree Street
       Atlanta, Georgia  30309
       Attn:  Mark F. McElreath
       Telephone:  (404) 881-7378
       Telecopy:  (404) 881-4277

     if to the Administrative Agent:

       Bank of America, N.A.
       101 N. Tryon Street
       Independence Center, 15th Floor
       NC1-001-15-04
       Charlotte, North Carolina  28255
       Attn:  Angela Berry
              Agency Services
       Telephone:  (704) 386-8958
       Telecopy:    (704) 388-9436

     with a copy to:

       Bank of America, N.A.
       600 Peachtree Street, NE
       19th Floor
       Atlanta, Georgia  30308-2214
       Attn:  Walter Bland
       Telephone:  (404) 607-5861
       Telecopy:  (404) 607-6343

       and

       Bank of America, N.A.
       901 Main Street, 6th Floor
       Dallas, Texas  75202-3714
       Attn:  Jim Casper
       Telephone:  (214) 209-0401
       Telecopy:  (214) 209-3501

     18.  Taxes.
          -----

         (a) Any and all payments by any Guarantor to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in
                                                                ---------
     the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If
                                                                     -----
     any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under this Guaranty or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 12.1 of the Guaranty, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Guarantor agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by such Guarantor under this Guaranty or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Guaranty or any other Credit Document (hereinafter referred to as "Other Taxes").
                                                            -----------

         (c) Each Guarantor agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the Closing Date in the case of each Lender listed on the signature pages to the Crescent Credit Agreement and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Guarantor or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Guarantors and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Guaranty is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Guaranty or any of the other Credit Documents.

         (e) For any period with respect to which a Lender has failed to provide the Guarantors and the Administrative Agent with the appropriate form pursuant to Section 18(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 18(a) or 18(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender,
                                   --------  -------
     which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantors shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If any Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this Section 18, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

         (h) If the Administrative Agent or any Lender shall become aware that is entitled to a refund in respect of Taxes for which it has been indemnified by a Guarantor pursuant to this Section, the Administrative Agent or such Lender shall promptly notify such Guarantor of the availability of such refund and shall apply for such refund at the Borrower's sole cost and expense. If the Administrative Agent or any Lender shall receive a refund in respect of any such Taxes as to which it has been indemnified by a Guarantor pursuant to this Section, the Administrative Agent or such Lender shall promptly notify such Guarantor of such refund and shall, within 30 days of receipt, pay such refund (to the extent of amounts that have been paid by such Guarantor under this Section with respect to such refund and not previously reimbursed) to such Guarantor, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than the interest, if any, included in such refund).

         (i) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements in this subsection shall survive the termination of this Guaranty and the payment of all amounts payable hereunder.

         19. Severability. If any provision of this Guaranty is determined to be
             ------------
illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         20. Governing Law.  This Guaranty and the rights and obligations of the
             -------------
parties hereto shall be construed in accordance with and governed by the laws of the State of North Carolina.

         21. Waiver of Jury Trial.  To the extent permitted by law, each of the
             --------------------
Administrative Agent and the Guarantors hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty or the transactions contemplated hereby.

         22. Consent to Jurisdiction.
             -----------------------

         (a) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Guaranty, each of the Guarantors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Guarantors further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 17, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Guarantor in any other jurisdiction.

     (b) Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in the courts referred to in Section 22(a). Each of the parties hereto hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     23.  Headings.  The headings in this instrument are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

     24.  Counterparts.  This Guaranty may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

     25.  Rights of the Required Lenders. All rights of the Administrative Agent
          ------------------------------
hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

     26.  Rights of Contribution.  The Guarantors hereby agree, as among
          ----------------------
themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof and to subsection (b) below), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 26 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 26, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in
                                        ------------------------
respect of any obligations arising under the other provisions of this Section 26 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount
                 ----------------------
in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess
                                                                     ------
Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid
-------
by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and (iii) "Pro Rata Share", for the purposes of this
                                   --------------
Section 26, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Company and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors hereunder) of the Company and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 26 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     27.  Additional Guarantors. At such time as any Domestic Subsidiary
          ---------------------
(whether now existing or hereinafter acquired) of a Guarantor becomes a Credit Party under the Friedman's Credit Agreement, such Guarantor shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Domestic Subsidiary and shall (i)(a) cause such Domestic Subsidiary to execute a Joinder Agreement in substantially the same form as Schedule 1, (b) cause 100% of the issued and
                               ----------
outstanding Capital Stock of such Person to be pledged in support of the Guaranteed Obligations pursuant to an appropriate pledge agreement(s) in form acceptable to the Administrative Agent and (c) cause such Domestic Subsidiary to pledge its accounts and inventory in support of the Guaranteed Obligations pursuant to an appropriate security agreement(s) in form acceptable to the Administrative Agent, and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Domestic Subsidiary, favorable opinions of counsel to such Domestic Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the liens granted thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent.

     28.  Standstill Provision.
          --------------------

     At the request of Friedman's and subject to the conditions hereafter set forth, the Lenders have agreed not to accelerate payment of the Obligations under the Crescent Credit Agreement or request payment under this Guaranty or otherwise exercise the remedy of foreclosure under the Crescent Credit Agreement or the other Credit Documents (including, without limitation, this Guaranty) relating thereto for a period of up to thirty (30) days (the "Standstill
                                                              ----------
Period") following Friedman's receipt of written notice from the Administrative
------
Agent that an Event of Default (other than under Section 9.1(f) of the Crescent Credit Agreement on account of a Bankruptcy Event) has occurred (and including therewith a description of the Event of Default which then exists), provided that at all times during such Standstill Period:

         (i) the aggregate outstanding principal amount of Combined Credit Obligations shall not exceed the Combined Borrowing Base; and

         (ii) (A) the Combined Leverage Ratio is then at least 0.5:1.0 less than the maximum Combined Leverage Ratio then permitted under Section 7.11(a) of the Crescent Credit Agreement (e.g., if the maximum Combined Leverage Ratio permitted under Section 7.11(a) is then 4.0:1.0, then a ratio of 3.5:1.0 or less, or if the maximum

     Combined Leverage Ratio permitted under Section 7.11(a) of the Crescent Credit Agreement is then 3.5:1.0, then a ratio of 3.0:1.0 or less), and (B) the Consolidated Leverage Ratio for the Friedman's Consolidated Group is then at least 0.5:1.0 less than the maximum Consolidated Leverage Ratio then permitted under Section 7.11(a) of the Friedman's Credit Agreement (e.g., if the maximum Consolidated Leverage Ratio permitted under Section 7.11(a) thereof is then 3.0:1.0, then a ratio of 2.5:1.0 or less).

provided that notwithstanding anything contained in this Section 28 to the
--------
contrary, (i) the Lenders shall be under no obligation to make additional Extensions of Credit under the Crescent Credit Agreement during any such Standstill Period and (ii) during any Standstill Period, the Obligations under the Crescent Credit Agreement shall bear interest at the rate provided in
Section 3.1 of the Crescent Credit Agreement.  As used herein,

     "Combined Credit Obligations" shall mean, at any time, the sum of:
      ---------------------------

              (i) the aggregate outstanding principal amount of Obligations under the Crescent Credit Agreement, plus (ii) the aggregate principal amount of loans and obligations (including letter of credit obligations and the like) under the Friedman's Credit Agreement.

     "Combined Borrowing Base" shall mean, at any time, an amount equal to the
      -----------------------
     sum of :

              (i) an amount equal to fifty percent (50%) of the sum of (A) Eligible Receivables under the Crescent Credit Agreement, plus (B) Eligible Receivables under the Friedman's Credit Agreement; plus

              (ii) an amount equal to fifty percent (50%) of the sum of (A) Eligible Inventory under the Crescent Credit Agreement, plus (B) Eligible Inventory under the Friedman's Credit Agreement.

     29.  Right to Purchase Obligations under the Crescent Credit Agreement.
          -----------------------------------------------------------------
Friedman's shall have the right, at any time after the Commitments have been terminated under the Crescent Credit Agreement, to purchase the Guaranteed Obligations in whole, but not in part, in lieu of payment under this Guaranty. Any such purchase of the Guaranteed Obligations (including accrued interest and fees) hereunder shall be at par, shall be exercised by notice to the Administrative Agent and to Crescent of an intent to exercise the right of purchase under this Section and shall be without recourse or representation or warranty of any kind. The Lenders and the Administrative Agent will cooperate with, and assist, Friedman's (at the sole expense of Friedman's) in accomplishing a purchase under this Section, including execution of an Assignment Agreement in substantially the form attached to the Crescent Credit Agreement (with appropriate modification to reflect the existence of an Event of Default and termination of Commitments thereunder). Exercise of the right to purchase under this provision shall be settled within five (5) Business Days of notice by Friedman's of its intent to exercise the right to purchase hereunder and shall be made by payment to the Administrative Agent of the par value of the Guaranteed Obligations (including accrued interest and fees) in cash and in immediately available funds, together with the payment in full of any reasonable expenses actually incurred by the Administrative Agent in connection with such purchase and assignment. Unless otherwise agreed by the Required Lenders, failure by Friedman's to exercise its right to so purchase, including payment of the purchase price, within the requisite time shall result in the reinstatement of the right by the Administrative Agent and the Lenders under the Crescent Credit Agreement to make demand for payment under this Guaranty. Notwithstanding provisions to the contrary contained in the Crescent Credit Agreement, the Administrative Agent may resign, and shall thereupon be released from its duties and obligations thereunder, at any time after exercise of this right of purchase by Friedman's hereunder. Friedman's shall, upon exercise of the purchase rights hereunder, succeed to the collateral interests under the Crescent Credit Agreement as assignee of the Lenders, except that as to the collateral interests granted by Friedman's and its Subsidiaries to secure this Guaranty, such collateral interests shall be junior and subordinated to the collateral interests of the holders of the other Secured Obligations secured thereby (as defined in the Friedman's Pledge Agreement and the Friedman's Security Agreement). The Administrative Agent and the Lenders will cooperate with, and assist, Friedman's (at the sole expense of Friedman's) in reflecting assignment of the collateral interests associated with the interests purchased in an exercise of purchase rights hereunder, including delivery of original stock certificates and associated stock powers pledged to secure such interests, delivery of UCC financing statement assignments, and delivery of any transfer documents and or pleadings in any bankruptcy proceeding of the Borrower or any Crescent Guarantor (including the assignment of any proof of claim) to evidence the transfer of the Lenders' claims against such Person to Friedman's.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.


GUARANTORS:        FRIEDMAN'S INC.,
                   a Delaware corporation

                   By: /s/ Victor M. Suglia
                      ---------------------
                   Name:  Victor M. Suglia
                   Title: Senior Vice President
                          Chief Financial Officer
                          Treasurer and Secretary


ACCEPTED:
--------

BANK OF AMERICA, N.A.,
as Administrative Agent

By:   /s/
Name: --------------------
Title: